Exhibit 99.1
ENERGY TRANSFER PARTNERS
REPORTS QUARTERLY RESULTS
Dallas – August 3, 2011 – Energy Transfer Partners, L.P. (NYSE:ETP) today reported Adjusted EBITDA, Distributable Cash Flow, and net income for the quarter ended June 30, 2011. Adjusted EBITDA for the three months ended June 30, 2011 totaled $388.1 million, an increase of $52.5 million from the three months ended June 30, 2010. Distributable Cash Flow for the three months ended June 30, 2011 totaled $223.3 million, an increase of $23.3 million from the three months ended June 30, 2010. Net income for the three months ended June 30, 2011 totaled $156.6 million, an increase of $113.8 million from the three months ended June 30, 2010.
Adjusted EBITDA for the six months ended June 30, 2011 totaled $859.4 million, an increase of $10.1 million from the six months ended June 30, 2010. Distributable Cash Flow for the six months ended June 30, 2011 totaled $560.4 million, a decrease of $24.2 million from the six months ended June 30, 2010. Net income for the six months ended June 30, 2011 totaled $403.8 million, an increase of $120.9 million from the six months ended June 30, 2010.
Related to ETP’s liquidity position, the Partnership had available capacity under its revolving credit facility of approximately $1.81 billion and $130.9 million of cash on hand as of June 30, 2011. The Partnership also raised approximately $2.2 billion from a combination of debt and equity offerings during the three months ended June 30, 2011, the proceeds from which were used to repay amounts outstanding under the Partnership’s revolving credit facility, to fund capital expenditures related to pipeline construction projects and for general partnership purposes.
An analysis of the Partnership’s segment results and other supplementary data is provided after the financial tables shown below. The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Thursday August 4, 2011 to discuss the second quarter 2011 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release. Beginning with the quarter ended September 30, 2010 and applied retroactively to all periods presented, the Partnership has revised the items included in commodity risk management activities in its reconciliation of net income to Adjusted EBITDA and net income to Distributable Cash Flow. (See notes under “Supplemental Information” for further information.)
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Arkansas, Colorado, Louisiana, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL LLC, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of ETP and approximately 50.2 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP and approximately 26.3 million Regency limited partner units. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
The information contained in this press release is available on our website at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)
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ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS

CURRENT ASSETS	$1,264,026	$1,121,423

PROPERTY, PLANT AND EQUIPMENT, net	11,651,472	9,801,369

ADVANCES TO AND INVESTMENTS IN AFFILIATES	30,284	8,723
LONG-TERM PRICE RISK MANAGEMENT ASSETS	7,102	13,948
GOODWILL	1,189,518	781,233
INTANGIBLES AND OTHER ASSETS, net	499,001	423,296

Total assets	$14,641,403	$12,149,992

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$894,408	$842,450

LONG-TERM DEBT, less current maturities	7,638,161	6,404,916
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	7,901	18,338
OTHER NON-CURRENT LIABILITIES	159,818	140,851

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners’ equity	5,341,047	4,743,437
Noncontrolling interest	600,068	—

Total equity	5,941,115	4,743,437

Total liabilities and equity	$14,641,403	$12,149,992

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES:
Natural gas operations	$1,382,140	$1,045,946	$2,509,554	$2,352,655
Retail propane	220,296	197,147	748,762	730,586
Other	25,659	24,613	57,356	56,446

Total revenues	1,628,095	1,267,706	3,315,672	3,139,687

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	867,333	654,239	1,544,133	1,566,845
Cost of products sold — retail propane	134,728	110,282	445,592	415,263
Cost of products sold — other	6,567	6,336	13,360	13,614
Operating expenses	189,302	169,533	377,791	340,281
Depreciation and amortization	104,972	83,877	200,936	167,153
Selling, general and administrative	54,774	44,255	100,306	93,009

Total costs and expenses	1,357,676	1,068,522	2,682,118	2,596,165

OPERATING INCOME	270,419	199,184	633,554	543,522

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(116,466)	(103,014)	(223,706)	(207,976)
Equity in earnings of affiliates	5,040	4,072	6,673	10,253
Gains (losses) on disposal of assets	(528)	1,385	(2,254)	(479)
Gains on non-hedged interest rate derivatives	2,111	—	3,890	—
Allowance for equity funds used during construction	1,201	4,298	69	5,607
Impairment of investment in affiliate	—	(52,620)	—	(52,620)
Other, net	622	(5,893)	1,972	(4,860)

INCOME BEFORE INCOME TAX EXPENSE	162,399	47,412	420,198	293,447
Income tax expense	5,783	4,569	16,380	10,493

NET INCOME	156,616	42,843	403,818	282,954
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	8,388	—	8,388	—

NET INCOME ATTRIBUTABLE TO PARTNERS	148,228	42,843	395,430	282,954

GENERAL PARTNER’S INTEREST IN NET INCOME	105,892	90,599	213,431	190,598

LIMITED PARTNERS’ INTEREST IN NET INCOME (LOSS)	$42,336	$(47,756)	$181,999	$92,356

BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$0.19	$(0.26)	$0.89	$0.48

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	208,615,415	186,649,074	201,259,140	187,531,919

DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$0.19	$(0.26)	$0.88	$0.48

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	209,675,032	186,649,074	202,364,488	188,362,188

SUPPLEMENTAL INFORMATION
(Dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
		(Revised – see		(Revised – see
		note (b)		note (b)
		below)		below)
Reconciliation of net income to Adjusted EBITDA (a):
Net income	$156,616	$42,843	$403,818	$282,954
Interest expense, net of interest capitalized	116,466	103,014	223,706	207,976
Income tax expense	5,783	4,569	16,380	10,493
Depreciation and amortization	104,972	83,877	200,936	167,153
Non-cash compensation expense	10,600	7,404	20,789	14,600
(Gains) losses on disposals of assets	528	(1,385)	2,254	479
Gains on non-hedged interest rate derivatives	(2,111)	—	(3,890)	—
Allowance for equity funds used during construction	(1,201)	(4,298)	(69)	(5,607)
Unrealized (gains) losses on commodity risk management activities (b)	(562)	32,096	(7,654)	91,385
Impairment of investment in affiliate	—	52,620	—	52,620
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	8,251	8,989	15,721	22,435
Adjusted EBITDA attributable to noncontrolling interest	(10,585)	—	(10,585)	—
Other, net	(622)	5,893	(1,972)	4,860

Adjusted EBITDA	$388,135	$335,622	$859,434	$849,348

Reconciliation of net income to Distributable Cash Flow (a):
Net income	$156,616	$42,843	$403,818	$282,954
Amortization of finance costs charged to interest	2,365	2,090	4,663	4,381
Deferred income taxes	(43)	(1,278)	1,592	155
Depreciation and amortization	104,972	83,877	200,936	167,153
Non-cash compensation expense	10,600	7,404	20,789	14,600
(Gains) losses on disposals of assets	528	(1,385)	2,254	479
Unrealized gains on non-hedged interest rate derivatives	(7,529)	—	(8,501)	—
Allowance for equity funds used during construction	(1,201)	(4,298)	(69)	(5,607)
Unrealized (gains) losses on commodity risk management activities	(562)	32,096	(7,654)	91,385
Impairment of investment in affiliate	—	52,620	—	52,620
Distributions in excess of (less than) equity in earnings of unconsolidated affiliates, net	(2,802)	10,269	1,885	20,378
Distributable Cash Flow attributable to noncontrolling interest	(10,146)	—	(10,146)	—
Maintenance capital expenditures	(29,493)	(24,218)	(49,130)	(43,855)

Distributable Cash Flow	$223,305	$200,020	$560,437	$584,643

(a)
The Partnership has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.

Definition of Adjusted EBITDA

The Partnership’s definition of Adjusted EBITDA was revised as discussed in note (b) below. The Partnership defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries and unconsolidated affiliates based on the Partnership’s proportionate ownership.

Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.

Definition of Distributable Cash Flow

The Partnership defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, and non-cash impairment charges. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects amounts for less than wholly owned subsidiaries based on the Partnership’s proportionate ownership and also reflects earnings from unconsolidated affiliates on a cash basis.

Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.

(b)
The Partnership has presented Adjusted EBITDA and Distributable Cash Flow in previous communications; however, the Partnership changed its definition for these non-GAAP measures in the quarter ended September 30, 2010 to remove lower of cost or market adjustments and the subsequent gross margin impact of such previously recognized inventory adjustments. These amounts had previously been included in unrealized gains and losses on commodity risk management activities, which now reflects unrealized gains and losses on non-hedged derivatives, fair value hedged derivatives and inventory, and the ineffective portion of cash flow hedges. The Partnership believes that with this change, Adjusted EBITDA and Distributable Cash Flow more accurately reflect the Partnership’s operating performance and therefore are more useful measures. This change has been applied retroactively to all periods presented. See “Non-GAAP Measures” available on the Partnership’s website at www.energytransfer.com for the reconciliation of net income to Adjusted EBITDA for prior periods (beginning with the fiscal year ended August 31, 2005) reflecting the changes described above.

REPORTABLE SEGMENTS (unaudited)

	Three Months Ended June 30, 2011
						All Other
						(including
	Intrastate				Retail Propane	unallocated
	Transportation			NGL	and Other	selling,
	and	Interstate		Transportation	Retail Propane	general and
	Storage	Transportation	Midstream	and Services	Related	administrative)	Eliminations	Total
Results by segment:
Revenues from external customers	$643,653	$104,850	$516,499	$90,771	$243,973	$28,349	$—	$1,628,095
Intersegment revenues	28,841	—	104,351	5,134	—	26,472	(164,798)	—

Total revenues	672,494	104,850	620,850	95,905	243,973	54,821	(164,798)	1,628,095
Cost of products sold	440,570	—	492,921	50,337	139,472	44,551	(159,223)	1,008,628

Gross margin	231,924	104,850	127,929	45,568	104,501	10,270	(5,575)	619,467
Operating expenses	49,496	25,671	24,847	6,336	79,680	3,418	(146)	189,302
Depreciation and amortization	29,800	19,800	26,718	6,981	20,408	1,265	—	104,972
Selling, general and administrative	16,957	9,581	8,395	4,648	13,121	2,072	—	54,774

Segment operating income (loss)	$135,671	$49,798	$67,969	$27,603	$(8,708)	$3,515	$(5,429)	$270,419

Supplemental segment data:
Gains on non-hedged interest rate derivatives	$—	$—	$—	$—	$—	$2,111	$—	$2,111
Unrealized gains (losses) on commodity risk management activities	(121)	—	673	—	10	—	—	562
Allowance for equity funds used during construction	—	1,201	—	—	—	—	—	1,201
Non-cash compensation expense	6,027	426	1,903	—	546	1,698	—	10,600
Equity in earnings of affiliates	(71)	5,223	—	—	—	(113)	—	5,039
Distributions from affiliates	1,203	1,036	—	—	—	—	—	2,239
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	—	8,251	—	—	—	—	—	8,251
Adjusted EBITDA attributable to noncontrolling interest	—	—	209	10,376	—	—	—	10,585
Distributable cash flow attributable to noncontrolling interest	—	—	204	9,942	—	—	—	10,146
Maintenance capital expenditures	10,219	7,614	5,303	1,259	3,430	1,668	—	29,493

Volumes by segment:
Natural gas transported (MMBtu/d)	11,322,195	2,712,947	—	—	—
NGLs produced (Bbls/d)	—	—	50,728	—	—
Equity NGLs produced (Bbls/d)	—	—	17,137	—	—
NGL transportation volumes (Bbls/d)	—	—	—	128,127	—
NGL fractionation volumes (Bbls/d)	—	—	—	14,806	—
Retail propane gallons (in thousands)	—	—	—	—	84,161

	Three Months Ended June 30, 2010
						All Other
						(including
	Intrastate				Retail Propane	unallocated
	Transportation			NGL	and Other	selling,
	and	Interstate		Transportation	Retail Propane	general and
	Storage	Transportation	Midstream	and Services	Related	administrative)	Eliminations	Total
Results by segment:
Revenues from external customers	$530,174	$70,079	$407,123	$—	$220,126	$40,204	$—	$1,267,706
Intersegment revenues	318,713	—	350,671	—	—	935	(670,319)	—

Total revenues	848,887	70,079	757,794	—	220,126	41,139	(670,319)	1,267,706
Cost of products sold	629,185	—	662,564	—	115,133	34,210	(670,235)	770,857

Gross margin	219,702	70,079	95,230	—	104,993	6,929	(84)	496,849
Operating expenses	47,369	20,200	19,033	—	79,970	3,045	(84)	169,533
Depreciation and amortization	29,152	12,762	20,282	—	20,297	1,384	—	83,877
Selling, general and administrative	15,363	4,952	6,050	—	11,162	6,728	—	44,255

Segment operating income (loss)	$127,818	$32,165	$49,865	$—	$(6,436)	$(4,228)	$—	$199,184

Supplemental segment data:
Unrealized losses on commodity risk management activities	$(23,334)	$—	$(8,746)	$—	$(16)	$—	$—	$(32,096)
Allowance for equity funds used during construction	—	4,298	—	—	—	—	—	4,298
Non-cash compensation expense	3,587	418	513	—	1,321	1,565	—	7,404
Equity in earnings of affiliates	652	3,420	—	—	—	—	—	4,072
Distributions from affiliates	850	13,491	—	—	—	—	—	14,341
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	—	8,989	—	—	—	—	—	8,989
Maintenance capital expenditures	4,338	7,999	3,655	—	7,354	872	—	24,218

Volumes by segment:
Natural gas transported (MMBtu/d)	11,769,582	1,508,739	—	—	—
NGLs produced (Bbls/d)	—	—	51,140	—	—
Equity NGLs produced (Bbls/d)	—	—	20,693	—	—
Retail propane gallons (in thousands)	—	—	—	—	84,973

	Six Months Ended June 30, 2011
						All Other
						(including
	Intrastate				Retail Propane	unallocated
	Transportation			NGL	and Other	selling,
	and	Interstate		Transportation	Retail Propane	general and
	Storage	Transportation	Midstream	and Services	Related	administrative)	Eliminations	Total
Results by segment:
Revenues from external customers	$1,232,331	$209,951	$929,694	$90,771	$801,188	$51,737	$—	$3,315,672
Intersegment revenues	211,922	—	342,412	5,134	—	40,899	(600,367)	—

Total revenues	1,444,253	209,951	1,272,106	95,905	801,188	92,636	(600,367)	3,315,672
Cost of products sold	973,200	—	1,041,264	50,337	454,892	75,046	(591,654)	2,003,085

Gross margin	471,053	209,951	230,842	45,568	346,296	17,590	(8,713)	1,312,587
Operating expenses	95,295	52,415	49,254	6,336	167,865	6,856	(230)	377,791
Depreciation and amortization	59,437	39,070	51,472	6,981	41,428	2,548	—	200,936
Selling, general and administrative	36,576	16,538	12,643	4,648	25,955	3,946	—	100,306

Segment operating income (loss)	$279,745	$101,928	$117,473	$27,603	$111,048	$4,240	$(8,483)	$633,554

Supplemental segment data:
Gains on non-hedged interest rate derivatives	$—	$—	$—	$—	$—	$3,890	$—	$3,890
Unrealized gains (losses) on commodity risk management activities	6,710	—	1,172	—	(228)	—	—	7,654
Allowance for equity funds used during construction	—	69	—	—	—	—	—	69
Non-cash compensation expense	11,146	849	3,520	—	1,887	3,387	—	20,789
Equity in earnings of affiliates	746	6,040	—	—	—	(113)	—	6,673
Distributions from affiliates	2,472	6,087	—	—	—	—	—	8,559
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	—	15,721	—	—	—	—	—	15,721
Adjusted EBITDA attributable to noncontrolling interest	—	—	209	10,376	—	—	—	10,585
Adjusted DCF attributable to noncontrolling interest	—	—	204	9,942	—	—	—	10,146
Maintenance capital expenditures	18,136	9,426	10,157	1,259	7,524	2,628	—	49,130

Volumes by segment:
Natural gas transported (MMBtu/d)	11,477,624	2,482,807	—	—	—
NGLs produced (Bbls/d)	—	—	50,243	—	—
Equity NGLs produced (Bbls/d)	—	—	16,519	—	—
NGL transportation volumes (Bbls/d)	—	—	—	128,127	—
NGL fractionation volumes (Bbls/d)	—	—	—	14,806	—
Retail propane gallons (in thousands)	—	—	—	—	288,301

	Six Months Ended June 30, 2010
						All Other
						(including
	Intrastate				Retail Propane	unallocated
	Transportation			NGL	and Other	selling,
	and	Interstate		Transportation	Retail Propane	general and
	Storage	Transportation	Midstream	and Services	Related	administrative)	Eliminations	Total
Results by segment:
Revenues from external customers	$1,132,530	$138,348	$1,025,830	$—	$781,281	$61,698	$—	$3,139,687
Intersegment revenues	582,849	—	528,735	—	—	2,381	(1,113,965)	—

Total revenues	1,715,379	138,348	1,554,565	—	781,281	64,079	(1,113,965)	3,139,687
Cost of products sold	1,270,691	—	1,362,356	—	424,890	51,582	(1,113,797)	1,995,722

Gross margin	444,688	138,348	192,209	—	356,391	12,497	(168)	1,143,965
Operating expenses	89,330	36,261	36,863	—	171,702	6,293	(168)	340,281
Depreciation and amortization	58,144	25,213	40,617	—	40,385	2,794	—	167,153
Selling, general and administrative	35,192	13,112	12,532	—	23,966	8,207	—	93,009

Segment operating income (loss)	$262,022	$63,762	$102,197	$—	$120,338	$(4,797)	$—	$543,522

Supplemental segment data:
Unrealized gains (losses) on commodity risk management activities	$(76,360)	$—	$(11,677)	$—	$(3,348)	$—	—	$(91,385)
Allowance for equity funds used during construction	—	5,607	—	—	—	—	—	5,607
Non-cash compensation expense	6,307	836	1,785	—	2,542	3,130	—	14,600
Equity in earnings of affiliates	1,373	8,880	—	—	—	—	—	10,253
Distributions from affiliates	1,990	28,641	—	—	—	—	—	30,631
Proportionate share of unconsolidated affiliates’ interest, depreciation and allowance for equity funds used during construction	—	22,435	—	—	—	—	—	22,435
Maintenance capital expenditures	8,618	11,719	6,985	—	14,543	1,990	—	43,855

Volumes by segment:
Natural gas transported (MMBtu/d)	11,563,460	1,533,194	—	—	—
NGLs produced (Bbls/d)	—	—	49,734	—	—
Equity NGLs produced (Bbls/d)	—	—	19,203	—	—
Retail propane gallons (in thousands)	—	—	—	—	302,584

Summary Analysis of Results by Segment
(tabular dollar amounts in thousands)
The reportable segment data included in the tables above and the analysis that follows is presented on a comparable basis to prior periods, except that, following Lone Star’s acquisition of LDH Energy Asset Holdings LLC (“LDH”) on May 2, 2011, (i) our midstream segment now includes Lone Star’s 20% interest in Sea Robin and (ii) we have added a NGL transportation and services segment, which includes all of Lone Star’s NGL transportation, storage and fractionation services.
Intrastate Transportation and Storage
Gross Margin. The components of our intrastate transportation and storage segment gross margin were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Transportation fees	$157,672	$154,754	$2,918	$300,338	$295,552	$4,786
Natural gas sales and other	18,390	15,950	2,440	63,589	55,960	7,629
Retained fuel revenues	36,680	37,385	(705)	71,662	73,087	(1,425)
Storage margin, including fees	19,182	11,613	7,569	35,464	20,089	15,375

Total gross margin	$231,924	$219,702	$12,222	$471,053	$444,688	$26,365

Intrastate transportation and storage gross margin changes were primarily due to the following factors:
•
Transportation fees increased during the three months ended June 30, 2011 primarily due to an increase in demand fees offset by a decrease in fees recognized as a result of lower interruptible transportation volumes. Transportation fees increased for the six months ended June 30, 2011 primarily due to increases in transportation volumes and demand fees.

•
Margin from the sales of natural gas and other activities increased for the three and six months ended June 30, 2011 primarily due to an increase from sales of NGLs offset by a decrease due to lower margins from system optimization activities.

Storage margin was comprised of the following:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Withdrawals from storage natural gas inventory (MMBtu)	647,373	871,203	(223,830)	15,772,126	27,887,990	(12,115,864)

Margin on physical sales	$179	$1,274	$(1,095)	$10,691	$65,652	$(54,961)
Fair value adjustments	3,309	6,301	(2,992)	4,831	(62,254)	67,085
Settlements of financial derivatives	(5,199)	1,570	(6,769)	571	(8,929)	9,500
Unrealized gains (losses) on derivatives	12,750	(7,824)	20,574	1,793	5,294	(3,501)

Net impact of natural gas inventory transactions	11,039	1,321	9,718	17,886	(237)	18,123
Revenues from fee-based storage	8,218	10,328	(2,110)	17,819	21,627	(3,808)
Other costs	(75)	(36)	(39)	(241)	(1,301)	1,060

Total storage margin	$19,182	$11,613	$7,569	$35,464	$20,089	$15,375

For the three months ended June 30, 2011, storage margin increased primarily due to holding more inventory in our storage facility than was subject to the mark-to-market impact of the spread between the spot price and the forward prices narrowing during the period. For the six months ended June 30, 2011, storage margin increased primarily due to favorable changes in the spread between the spot price of natural gas compared to the forward price.
Operating Expenses. Intrastate transportation and storage operating expenses increased for the three months ended June 30, 2011 compared to the same period in the prior year primarily due to an increase in natural gas consumed for compression and an increase in ad valorem taxes. For the six months ended June 30, 2011 operating expenses increased primarily due to an increase in natural gas consumed for compression and an increase in employee related costs.
Depreciation and Amortization. Intrastate transportation and storage depreciation and amortization expense increased for the three and six months ended June 30, 2011 compared to the same periods in the prior year primarily due to the completion of pipeline projects in connection with the continued expansion of our pipeline system.
Selling, General and Administrative. Intrastate transportation and storage selling, general and administrative expenses increased for the three and six months ended June 30, 2011 compared to the same periods in the prior year as a result of an increase in allocated overhead expenses.
Interstate Transportation
Revenues. The increase in interstate transportation revenues for the three and six month periods ended June 30, 2011 compared to the same prior periods in the prior year was primarily due to increased transportation fees associated with the Tiger pipeline which was placed in service in December 2010. The increase was slightly offset by decreased transportation fees from the Transwestern pipeline as a result of lower transportation volumes.
Operating Expenses. Interstate transportation operating expenses increased during the three and six months ended June 30, 2011 compared to the same periods in prior year principally due to incremental operating expenses incurred on the Tiger pipeline which was placed in service in December 2010.
Depreciation and Amortization. Interstate transportation depreciation and amortization expense increased during the three and six months ended June 30, 2011 compared to the same periods in prior year primarily due to incremental depreciation associated with the Tiger pipeline which was placed in service in December 2010.
Selling, General and Administrative. Interstate transportation selling, general and administrative expenses increased during the three and six months ended June 30, 2011 compared to the same periods in the prior year primarily due to increased allocated and employee-related expenses related to the Tiger Pipeline which was placed in service in December 2010.

Midstream
Gross Margin. The components of our midstream segment gross margin were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Gathering and processing fee-based revenues	$65,989	$55,583	$10,406	$125,596	$109,878	$15,718
Non fee-based contracts and processing	65,427	50,226	15,201	111,797	97,496	14,301
Other	(3,487)	(10,579)	7,092	(6,551)	(15,165)	8,614

Total gross margin	$127,929	$95,230	$32,699	$230,842	$192,209	$38,633

Midstream gross margin increased for the three and six months ended June 30, 2011 compared to the same periods in prior year due to the following:
•
An increase in fee-based revenues due to increased gathering and processing volumes on our North Texas system and additional volumes due to recent acquisitions and other growth capital expenditures located in Louisiana.

•
Non fee-based contracts and processing margins increased primarily due to favorable NGL prices. In addition, our recently acquired interest in the Sea Robin processing plant (part of the Lone Star joint venture) provided additional margin compared with the same periods in the prior year.

•	The increase in other midstream gross margin primarily reflects the impacts from favorable NGL prices on activities where third party processing capacity is utilized.
Operating Expenses. For the three and six months ended June 30, 2011 compared to the same periods in the prior year, operating expenses increased primarily as a result of increases in maintenance and operating costs, ad valorem taxes, professional fees and employee related costs.
Depreciation and Amortization. For the three and six months ended June 30, 2011 compared to the same periods in the prior year, depreciation and amortization expense increased primarily due to incremental depreciation from the continued expansion of our Louisiana and South Texas assets.
Selling, General and Administrative. For the three and six months ended June 30, 2011 compared to the same periods in the prior year, selling, general and administrative expenses increased primarily as a result of an increase in professional fees.
NGL Transportation and Services
Gross Margin. The components of our NGL transportation and services segment gross margin were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Change	2011	2010	Change
Storage revenues	$23,414	$—	23,414	$23,414	$—	$23,414
Transportation revenues	7,051	—	7,051	7,051	—	7,051
Processing and fractionation revenues	15,874	—	15,874	15,874	—	15,874
Other revenues	(771)	—	(771)	(771)	—	(771)

Total gross margin	$45,568	$—	$45,568	$45,568	$—	$45,568

We own a 70% controlling interest in Lone Star, which acquired all of the membership interests in LDH on May 2, 2011 and is primarily engaged in NGL transportation, storage and fractionation. Results reflected above represent 100% of Lone Star from May 2, 2011 to June 30, 2011.
Retail Propane and Other Retail Propane Related
Gross Margin. Gross margin decreased during the six months ended June 30, 2011 compared to the same period in the prior year primarily due to a decrease in sales volumes resulting from weather patterns. The decrease in volumes was partially offset by a favorable impact from mark-to-market adjustments of financial instruments in our commodity price risk management activities and an increase in other retail propane-related gross profit.
Operating Expenses. Operating expenses were lower for the six months ended June 30, 2011 compared to the same period in the prior year primarily due to decreases in performance-based bonus accruals and other general operating expenses.